Exhibit 5.1

October 3, 2008

MasTec, Inc.

800 South Douglas Road

12th Floor

Coral Gables, Florida 33134

Re:	MasTec, Inc. Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for MasTec, Inc., a Florida corporation (the “Company”), and certain direct and indirect subsidiaries of the Company (collectively, the “Guarantors”), in connection with the preparation of an Automatic Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”) being filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock (“Common Stock”), par value $0.10 per share, of the Company; (ii) one or more classes or series of shares of preferred stock (the “Preferred Stock”), par value $1.00 per share, of the Company; (iii) one or more series of debt securities of the Company (collectively, the “Debt Securities”); (iv) depositary shares representing interests in Preferred Stock (“Depositary Shares”); (v) guarantees of the Debt Securities by some or all of the Guarantors (the “Guarantees”); (vi) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the “Warrants”); and (vii) the Common Stock, Preferred Stock or Debt Securities that may be issued upon the exercise of the Warrants. The Common Stock, Preferred Stock, Debt Securities, the Guarantees, Depositary Shares and Warrants are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Act.

The Debt Securities and the Guarantees will be issued pursuant to one or more Indentures (each, an “Indenture”), each to be between either of the Company, the Guarantors, if any, and a financial institution identified therein as the trustee (the “Trustee”).

The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (each, a “Depositary”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”).

In connection with our representation of the Company and the Guarantors, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Company’s Articles of Incorporation, as amended to the date hereof and charter documents of each of the Guarantors, as amended to the date hereof (collectively, the “Charter”);

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October 3, 2008

(3)	the Company’s Bylaws, as amended to the date hereof, and the Bylaws or equivalent governing instrument of each of the Guarantors (collectively, the “Bylaws”);

(4)	resolutions adopted by the board of directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters (the “Resolutions”); and

(5)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the Indenture will be the valid and legally binding obligation of the Trustee, (ii) at the time of execution, authentication, issuance and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary and (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of the Debt Securities and the Guarantees, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Indenture, the Debt Securities and the Guarantees will have been duly authorized, executed and delivered by the Company and the Guarantors, as the case may be, and (ii) the execution, delivery and performance by the Company and the Guarantors of the Indenture, the Debt Securities and the Guarantees, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

We have further assumed that (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Securities and Exchange Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration

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October 3, 2008

Statement; (ii) an appropriate Prospectus Supplement, including any free writing prospectus or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)	With respect to the Common Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the board of directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

(2)	With respect to the Preferred Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (ii) due filing of the Certificate of Designation with the Florida Department of State setting forth the terms of such Preferred Stock and (iii) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the board of directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3)	With respect to the Debt Securities and the Guarantees, assuming (i) the taking of all necessary corporate or equivalent action to approve the issuance and terms of the Debt Securities and the Guarantees, the terms of the offering thereof and related matters by the Board of Directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors and (ii) the due execution, authentication, issuance and delivery of such Debt Securities and the Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the board of directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company or the respective Guarantors, as the case may be, enforceable against the Company or the respective Guarantors, as the case may be, in accordance with their respective terms.

(4)

With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement and related matters by the board of directors of the Company, (ii) due filing of the Certificate of Designation with the Florida Department of State setting forth the terms of the Preferred Stock in respect of which Depositary Shares are issued, (iii) the due execution, authentication, issuance and delivery of the Depositary Shares, upon payment of the

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October 3, 2008

consideration therefor provided in the applicable purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and (iv) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

(5)	With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of a Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours, GREENBERG TRAURIG, P.A.

By:	/s/ Barbara J. Oikle, Esq.
Barbara J. Oikle, Esq.